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                                                                    Exhibit 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95631, Registration Statement No. 333-28253, Registration Statement No. 333-51855 of PanAmSat Corporation and Registration Statement No. 333-102399 on Form S-8 of our report dated January 13, 2003 (February 28, 2003 as to the Repayment of the 6% Notes described in Note 6, the Revised Compensation Program described in Note 9, the Galaxy XI and PAS-1R Insurance Claims described in Note 11 and to Note 13), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142, appearing in this Annual Report on Form 10-K of PanAmSat Corporation for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
-------------------------
Stamford, Connecticut
March 5, 2003